Exhibit 10.9

STATE OF NORTH CAROLINA
RETIREMENT AGREEMENT
COUNTY OF MECKLENBURG
     THIS RETIREMENT AGREEMENT (this “Agreement”) is entered into as of the Effective Date (defined below) by and between LANCE, INC., a North Carolina corporation (the “Company”), and H. DEAN FIELDS (“Fields”).
STATEMENT OF PURPOSE
     Fields has been employed by the Company for many years and has contributed materially to the successful operation of the Company’s business. Fields has advised the Company of his intention to retire, and the Company has expressed the desire to continue to have the benefit of Fields’ advice, counsel and services during a transition period while his duties and responsibilities are being transitioned to others. The Company recognizes Fields’ dedication to the Company and has expressed its gratitude for his effective service. Fields is currently a Vice President of the Company and the President of Vista Bakery, Inc., one of the Company’s subsidiaries.
     During his employment with the Company, Fields entered into a Compensation and Benefits Assurance Agreement and an Executive Severance Agreement, both dated April 17, 1998. This agreement terminates and replaces both of those agreements.
     The parties have agreed to resolve all issues relating to Fields’ employment with the Company and his retirement from employment on the terms and conditions set forth in this Agreement.
     NOW, THEREFORE, in consideration of the Statement of Purpose and the terms and provisions of this Agreement, the parties hereto mutually agree as follows:
     1. Definitions. As used herein, the following terms shall have the following meanings:
(a)	“Affiliate” with reference to the Company means any Person that directly or indirectly is controlled by, or is under common control with, the Company, including each subsidiary of the Company. For purposes of this definition the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

(b)	“Person” means any individual, corporation, association, partnership, business trust, joint stock company, limited liability company, foundation, trust, estate or other entity or organization of whatever nature.

(c)	“Effective Date” with reference to this Agreement means the eighth (8th) day following the execution of this Agreement by Fields, if not a Saturday, Sunday or legal holiday, and if such day is a Saturday, Sunday or legal holiday, then the first business day following such eighth (8th) day.

(d)	“Business” means (i) the snack food industry and (ii) the business(es) in which the Company or its Affiliates are or were engaged at the time of, or during the 12 month period prior to, the Retirement Date.

(e)	“Company Employee” means any Person who is or was an employee of the Company or its Affiliates at the time of, or during the 12 month period prior to, the Retirement Date.

(f)	“Customer” means any Person who is or was a customer or client of the Company or its Affiliates (i) at the time of, or during the 12 month period prior to, the Retirement Date or (ii) at the time of, or during the 12 month period prior to, the Retirement Date and with whom Fields had dealings in the course of his employment with the Company.

(g)	“Products and Services” means (i) snack foods and (ii) the products and/or services offered by the Company or its Affiliates at the time of, or during the 12 month period prior to, the Retirement Date.

(h)	“Representative” of a Person means (i) a shareholder, director, officer, member, manager, partner, joint venturer, owner, employee, agent, broker, representative, independent contractor, consultant, advisor, licensor or licensee of, for, to or with such Person, (ii) an investor in such Person or a lender (irrespective of whether interest is charged) to such Person or (iii) any Person acting for, on behalf of or together with such Person.

(i)	“Restricted Period” means the period commencing on the Retirement Date and ending on the first anniversary of the Retirement Date.

(j)	“Retirement Date” means December 29, 2007.

(k)	“Territory” means: (i) the States of North Carolina, Iowa and Arkansas, (ii) any other State in which the Company or its Affiliates does or did business at the time of, or during the 12 month period prior to, the Retirement Date, and (iii) the United States of America.
     2. Retirement Date; Duties pending Retirement; Resignation from Offices. The parties agree that Fields will retire from his employment with the Company, effective on the Retirement Date.
     During the period from the Effective Date of this Agreement until the Retirement Date, Fields will diligently assist the Company in the transition of his duties and responsibilities to others, assist in maintaining customer relationships (which may include reasonable travel) and perform such other tasks as reasonably requested by the Company’s President or his designee.
     Fields does hereby resign from his position as President of Vista Bakery, Inc. and from all offices, committees and positions he holds with the Company and its Affiliates (except the position of Vice President of the Company), with such resignation to be effective on the Effective Date of this Agreement. Fields does hereby resign from his position as Vice President of the Company, with such resignation to be effective on the Retirement Date. Fields will execute any additional resignation letters, forms or other documents that acknowledge his resignation from such employment, positions, committees and offices.
     3. Payments and Benefits to be provided by the Company. The Company agrees to pay or provide Fields with the following:
(a)	Fields will continue to receive his current salary and normal employee and welfare benefits through the Retirement Date in accordance with the Company’s generally applicable policies and procedures; he will be entitled to use his accrued vacation benefits during 2007, but it is agreed that he will neither be granted nor accrue any additional vacation benefits;

(b)	Fields will receive payment, in a lump sum, of the amount earned by him under the 2006 Annual Incentive Plan, with payment to be made during the first quarter of 2007 at the same time as payments under said Plan are made to the other participants;

(c)	Fields is eligible to participate in the 2007 Annual Incentive Plan; however, the parties agree that, in lieu of any payment he might otherwise be entitled to receive under the Plan, Fields will receive, in a lump sum, an amount equal to his 2007 target bonus opportunity ($78,800.00), which amount shall be payable before March 15, 2008;

(d)	Fields has participated in other Company sponsored benefit plans, including Long-Term Incentive and Stock Plans, Profit-Sharing and 401(k) Retirement Savings Plan, Compensation Deferral and Benefit Restoration Plan and Employee Stock Purchase Plan; all of Fields’ vested interests in such benefit plans shall be paid when and as provided in, and otherwise subject to, the terms, provisions and conditions of the applicable plans, and nothing in this Agreement shall modify or override the terms, provisions or conditions of those plans; and

(e)	As additional consideration for the Covenants Regarding Competition and Customers (Paragraph 5 below), the Company will pay Fields the sum of $12,000.00 on July 1, 2008 and the sum of $12,000.00 on December 31, 2008.
     4. Termination of All Other Benefits Not Specified in this Agreement. The Company and Fields acknowledge and agree that all other benefits and perquisites related to or resulting from Fields’ employment and positions with the Company and its Affiliates, which are not described and provided for in this Agreement, terminate on the Effective Date, and that the Company has no further obligations with respect thereto. It is specifically agreed that the Compensation and Benefits Assurance Agreement and the Executive Severance Agreement, both dated April 17, 1998, are hereby terminated and replaced by the compensation and benefits provided in this Agreement.
     5. Covenants Regarding Competition and Customers. Fields agrees not to engage in any activities competitive with the Company or its Affiliates at any time during his employment with the Company, including any activities similar to those described in subparagraphs (a) through (f) below, except in furtherance of the Company’s business. Furthermore, Fields agrees that, except as otherwise approved in writing by the Company, during the Restricted Period, he will not, directly or indirectly:
(a)	engage in the Business in the Territory or market, sell or provide Products and Services in the Territory;

(b)	solicit any Customer for purposes of marketing, selling or providing Products and Services to such Customer;

(c)	accept as a customer any Customer for purposes of marketing, selling or providing Products and Services to such Customer;

(d)	induce or attempt to induce any Company Employee to terminate his employment with the Company or its Affiliates;

(e)	interfere with the business relationship between a Customer, Company Employee or supplier and the Company or its Affiliates; or

(f)	be or become a Representative of any Person who engages in any of the foregoing activities.
     6. Reasonableness of Restrictions. Fields agrees that the covenants in Paragraph 5 are reasonable given the real and potential competition encountered (and reasonably expected to be encountered) by the Company and its Affiliates and the substantial knowledge and goodwill that Fields has and will acquire with respect to the business of the Company and its Affiliates as a result of his employment and continued employment with the Company. Notwithstanding the foregoing, in the event that any provision of this Agreement is determined by a court to be invalid or unenforceable, such court may, and is hereby authorized to, reduce or limit the terms of such provision to allow it to be enforced.
     7. Confidential Information and Company Property. Fields acknowledges that by reason of Fields’ employment by the Company, Fields has had access to certain Company “Trade Secrets” (as defined in the North Carolina Trade Secrets Protection Act, N.C.G.S. §66-152), confidential product formulations and other proprietary information about the Company’s business (collectively “Confidential Information”). Fields agrees that he shall not directly or indirectly use, reveal, disclose or remove from the Company’s premises Confidential Information or material containing Confidential Information, without the prior written consent of the Company. In addition, Fields represents that he will return to the Company all property of the Company, including all Confidential Information, which is now or may hereafter come into his possession.
     8. Employment Taxes and Withholdings. Fields acknowledges and agrees that the Company shall withhold from the payments and benefits described in this Agreement all taxes, including income and employment taxes, required to be so deducted or withheld under applicable law.
     9. Confidentiality of this Agreement; Employment Reference. Fields shall not at any time, directly or indirectly, discuss with or disclose to anyone (other than to members of his immediate family, his attorneys, his tax advisors and the appropriate taxing authorities or as otherwise required by law, hereinafter “Qualified Persons”) the terms of this Agreement, including the amounts payable hereunder. If any person asks about the above matters, he will simply say that all issues relating to his employment and his retirement have been resolved. The Company further agrees that if any person makes inquiry concerning Fields, the Company will advise such person only as to the dates of Fields’ employment with the Company, the positions held and that Fields has or will retire from service on behalf of the Company on December 29, 2007.
     10. Release of the Company. Fields, on behalf of himself and his heirs, personal representatives, successors and assigns, hereby releases and forever discharges the Company and its Affiliates, and each and every one of their respective present and former shareholders, directors, officers, employees and agents, and each of their respective successors and assigns, from and against any and all claims, demands, actions, causes of action, damages, costs and expenses, including without limitation all “Employment-Related Claims,” which Fields now has or may have by reason of any thing occurring, done or omitted to be done prior to the Effective Date of this Agreement; provided, however, this release shall not apply to any claims that Fields may have for the payments or benefits expressly provided for Fields or otherwise specifically referred to in this Agreement. For purposes of this Agreement, “Employment-Related Claims” means all rights and claims Fields has or may have:
(a)	related to his employment by or status as an employee of the Company or any of its Affiliates or the termination of that employment or status or to any employment practices and policies of the Company, or its Affiliates; or

(b)	under the federal Age Discrimination in Employment Act of 1967, as amended (“ADEA”).
     11. Special ADEA Waiver Acknowledgements. FIELDS ACKNOWLEDGES AND AGREES THAT HE HAS READ THIS AGREEMENT IN ITS ENTIRETY AND THAT THIS AGREEMENT CONTAINS A GENERAL RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS, INCLUDING RIGHTS AND CLAIMS ARISING UNDER THE FEDERAL AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED (“ADEA”). FIELDS FURTHER ACKNOWLEDGES AND AGREES THAT:

(a)	THIS AGREEMENT DOES NOT RELEASE, WAIVE OR DISCHARGE ANY RIGHTS OR CLAIMS THAT MAY ARISE AFTER THE EFFECTIVE DATE OF THIS AGREEMENT;

(b)	HE IS ENTERING INTO THIS AGREEMENT AND RELEASING, WAIVING AND DISCHARGING RIGHTS OR CLAIMS ONLY IN EXCHANGE FOR CONSIDERATION THAT HE IS NOT ALREADY ENTITLED TO RECEIVE;

(c)	HE HAS BEEN ADVISED, AND IS BEING ADVISED IN THIS AGREEMENT, TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING THIS AGREEMENT;

(d)	HE HAS BEEN ADVISED, AND IS BEING ADVISED IN THIS AGREEMENT, THAT HE HAS UP TO TWENTY-ONE (21) DAYS WITHIN WHICH TO CONSIDER THIS AGREEMENT AND TO DELIVER (OR CAUSE TO BE DELIVERED) THIS AGREEMENT TO EARL D. LEAKE, VICE PRESIDENT OF HUMAN RESOURCES, AND THAT IF HE EXECUTES THIS AGREEMENT PRIOR TO THE EXPIRATION OF THE TWENTY-ONE (21) DAY PERIOD, THEN HE EXPRESSLY WAIVES HIS RIGHTS WITH RESPECT TO THE REMAINING TIME, AND THAT THE AGREEMENT WILL BECOME EFFECTIVE THE EIGHTH DAY AFTER HE SIGNS IT AS REFERENCED IN PARAGRAPH 11(e) BELOW; AND

(e)	HE IS AWARE THAT HE MAY REVOKE THIS AGREEMENT AT ANY TIME WITHIN SEVEN (7) DAYS AFTER THE DAY HE SIGNS THIS AGREEMENT AND THAT THIS AGREEMENT WILL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE EIGHTH DAY AFTER THE DATE THIS AGREEMENT IS SIGNED, ON WHICH DAY, THE EFFECTIVE DATE, THIS AGREEMENT WILL AUTOMATICALLY BECOME EFFECTIVE UNLESS PREVIOUSLY REVOKED WITHIN THAT SEVEN-DAY PERIOD. HE IS ALSO AWARE THAT TO AFFECT A REVOCATION, HE MAY, WITHIN THE SEVEN-DAY PERIOD DELIVER (OR CAUSE TO BE DELIVERED) TO EARL D. LEAKE, VICE PRESIDENT OF HUMAN RESOURCES, NOTICE OF HIS REVOCATION OF THIS AGREEMENT NO LATER THAN 5:00 P.M. EASTERN TIME ON THE SEVENTH (7TH) DAY FOLLOWING HIS EXECUTION OF THIS AGREEMENT.
     12. Severability. Each provision of this Agreement is severable from every other provision of this Agreement. Any provision of this Agreement that is determined by any court of competent jurisdiction to be invalid or unenforceable will not affect the validity or enforceability of any other provision hereof or the invalid or unenforceable provision in any other situation or any other jurisdiction. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     13. Applicable Law. This Agreement is made and executed with the intention that the construction, interpretation and validity hereof shall be determined in accordance with and governed by the laws of the State of North Carolina.
     14. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns. This Agreement shall be binding upon and inure to the benefit of Fields, his heirs, executors and administrators.
     15. Compliance with 409A. This Agreement is intended to comply with Section 409A of the Internal Revenue Code, to the extent applicable. Notwithstanding any provision herein to the contrary, this Agreement shall be interpreted and administered consistent with this intent.
     16. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and cancels all prior or contemporaneous oral or written agreements and understandings between them with respect to the subject matter hereof.
     IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its duly authorized officer on the execution date indicated below, and Fields has hereunto set his hand and seal on the execution date indicated below.

LANCE, INC.

By	/s/ Earl D. Leake

Earl D. Leake Vice President

Execution Date: 3/16/2007

/s/ H. Dean Fields

H. Dean Fields

Execution Date: 3/16/2007